                                 AMENDMENT NUMBER ONE
                             DATED AS OF DECEMBER 2, 1996
                                          TO
             $121,300,000 AMENDED AND RESTATED 1994 MEIP CREDIT AGREEMENT
                              DATED AS OF JUNE 14, 1994
                                         AND
                       AMENDED AND RESTATED AS OF MAY 15, 1996


         THIS AMENDMENT NUMBER ONE (this "AMENDMENT") is executed as of the 2nd day of December, 1996, among LOEWEN MANAGEMENT INVESTMENT CORPORATION ("LMIC"), in its capacity as Agent for LOEWEN GROUP INTERNATIONAL, INC. (the "BORROWER" or "LGII"), THE LOEWEN GROUP INC. ("TLGI"), the BANKS party to the Credit Agreement (collectively, the "BANKS"), and WACHOVIA BANK OF GEORGIA, N.A., as agent (the "AGENT").


                                 W I T N E S S E T H:


         WHEREAS, LMIC, acting in its capacity as agent for the Borrower, TLGI, the Banks and the Agent entered into a $121,300,000 Amended and Restated 1994 MEIP Credit Agreements dated as of June 14, 1994, as amended and restated as of May 15, 1996 (the "CREDIT AGREEMENT;" terms defined in the Credit Agreement being used herein as therein defined unless otherwise defined herein);

         WHEREAS, TLGI and LGII have each guaranteed the Obligations of the Borrower under the Credit Agreement;

         WHEREAS, the Borrower, TLGI, LMIC, and LGII (collectively, the "CREDIT PARTIES") have requested that the Banks make additional amendments to the Credit Agreement and the Banks have agreed to do so, but only to the extent and subject to the limitations set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         Section 1. AMENDMENTS. The Credit Agreement shall be amended as follows:

         (a)  The definition of the term "APPLICABLE MARGIN" contained in
              Section 1.01 of the Credit Agreement is hereby amended to read as follows:

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              "APPLICABLE MARGIN" means a per annum rate determined
              from time to time by reference to (A) during the period from January 1, 1997 through and including September 30, 1997, SCHEDULE 2 or SCHEDULE 2A attached hereto, whichever rate is higher, and (B) at all other times,
              SCHEDULE 2. Any change in the Applicable Margin resulting from a change in TLGI's debt ratings will take effect as of the date of the debt ratings change. Any change in the Applicable Margin resulting from a change in the ratio of Consolidated Indebtedness to Adjusted EBITDA will take effect as provided in SECTION 2.13.

         (b) The following new Sections 2.12 and 2.13 are hereby incorporated into the Credit Agreement, immediately following Section 2.11:

                   SECTION 2.12 QUARTERLY EXCESS LEVERAGE FEE. The "CERTIFICATE REQUIREMENT DATE" applicable to any of the first three calendar quarters of 1997 shall be (1) in the case of the first calendar quarter of 1997, the 120th day after the last day of the immediately preceding calendar quarter, and (2) in the case of each of the second and third calendar quarters of 1997, the 60th day after the last day of the immediately preceding calendar quarter. On the Certificate Requirement Date which is applicable to each of the first three calendar quarters of 1997, the Borrower shall pay to the Agent for the account of the Banks, PRO-RATA according to their respective Commitments on such Certificate Requirement Date, a quarterly excess leverage fee (the "QUARTERLY EXCESS LEVERAGE FEE").
              The Quarterly Excess Leverage Fee payable on any Certificate Requirement Date shall be the amount specified in SCHEDULE 2A for Level I, Level II, Level III or Level IV (as applicable pursuant to SCHEDULE 2A) which is shown in the chief financial officer's certificate delivered pursuant to Section 2.13(b) in respect of the calendar quarter to which such Certificate Requirement Date applies (or, if no such certificate is delivered, the amount specified for Level IV). The Agent shall promptly distribute such Quarterly Excess Leverage Fee to the Banks ratably according to their respective Commitments on such Certificate Requirement Date. The Borrower's obligations under this Section 2.12 shall survive any termination of this Agreement. Payment of such Quarterly Excess Leverage Fee shall not relieve the Borrower or TLGI from any Default under Section 5.25.

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              SECTION 2.13   RECONCILIATION OF INTEREST AND FEES.

                   (a) During each of the first, second and third calendar quarters of 1997, the Borrower will provisionally accrue interest hereunder (and will pay such accrued interest) based on the Applicable Margin specified on SCHEDULE 2A for Level II described therein, in the case of the first and second calendar quarters of 1997, and Level I described therein, in the case of the third calendar quarter of 1997.

                   (b) No later than the Certificate Requirement Date which is applicable to each of the first, second and third calendar quarters of 1997, the Borrower will deliver to the Agent (i) a calculation, certified as true and correct by the chief financial officer of TLGI, of the ratio of Consolidated Indebtedness for the period of four consecutive fiscal quarters of TLGI which ended on the last day of the most recently ended fiscal quarter of TLGI to Adjusted EBITDA for such period of four consecutive fiscal quarters, and (ii) a certificate of the chief financial officer of TLGI as to which of Level I, Level II, Level III or Level IV (as set forth in SCHEDULE 2A) is applicable for the purpose of computing the Applicable Margin for the calendar quarter to which such Certificate Requirement Date is applicable. If the Borrower fails to timely deliver either such certified calculation or such certificate, Level IV shall apply for such fiscal quarter.

                   (c) Within 5 Business Days after the later of (A) the end of each of the first, second and third calendar quarters of 1997, and (B) the receipt by the Agent of the calculation and chief financial officer's certificate required by paragraph (b) for such calendar quarter (or if such calculation or certificate are not timely delivered, the Certificate Requirement Date applicable to such calendar quarter), the Agent will calculate the difference between (i) the amount of interest which would have accrued hereunder during such quarter if the Applicable Margin had been based on the Level under SCHEDULE 2A set forth in such chief financial officer's certificate (or otherwise deemed to apply) and (ii) the amount of such interest which provisionally accrued during such quarter pursuant to paragraph (a). If any amount of such interest calculated pursuant to clause (i) is greater than the corresponding amount calculated pursuant to clause
              (ii), the Borrower will pay such excess to the Agent on demand, for the ratable account of the Banks according to the daily amounts during such quarter of their respective Loans. If any amount of interest calculated pursuant to clause (i) is less than the corresponding amount calculated pursuant to clause

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              (ii), the Agent will notify the Borrower thereof and the
              Borrower may reduce succeeding payments of corresponding types of interest by amounts equal to the absolute value of the deficiency in such interest. Any such reductions shall be allocated ratably to the Banks as set forth in the previous sentence.

                   (d)  Notwithstanding anything above in this
              Section 2.13, during such times as the Applicable Margin shall be determined in accordance with SCHEDULE 2, as provided in the definitions of such terms, interest shall accrue and be payable in accordance with
              SCHEDULE 2 and the provisions of this Agreement other than this Section 2.13, but the Borrower will remain obligated to make the payments (and may make the reductions) required by paragraph (c) above with respect to all periods when the Applicable Margin is determined pursuant to SCHEDULE 2A.

                   (e)  The Borrower's obligations under this Section
              2.13 shall survive termination of this Agreement, but neither the Agent nor any Bank will be required to make any refund to the Borrower if this Agreement terminates before the Borrower has fully recaptured any excess interest through reductions of interest as provided in paragraph (c).

         (c) Section 5.24 of the Credit Agreement is hereby amended to read as follows:

                   SECTION 5.24 MAXIMUM CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED CAPITALIZATION. TLGI will not permit the ratio of Consolidated Indebtedness to Consolidated Capitalization (x) at any time through and including June 30, 1997 to exceed 0.62 to 1.00 and (y) at any time after June 30, 1997 to exceed 0.60 to 1.00.

         (d) Section 5.25 of the Credit Agreement is hereby amended to read as follows:

                   SECTION 5.25 MAXIMUM CONSOLIDATED INDEBTEDNESS TO ADJUSTED EBITDA. TLGI will not permit the ratio of Consolidated Indebtedness for the most recently ended period of four consecutive fiscal quarters of TLGI to Adjusted EBITDA for such period of four consecutive fiscal quarters (x) to be greater than 6.00 to 1.00 at any time through and including June 30, 1997 or (y) to be greater than 5.00 to 1.00 at any time after June 30, 1997.

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         (e)  Clause (h) and the final paragraph of Section 5.26 of the Credit
              Agreement are hereby amended to read as follows:

                        (h)  subject to the final paragraph of this
                   Section 5.26, additional Indebtedness issued or incurred by TLGI or LGII, provided that after giving effect thereto and to the application of the proceeds thereof, Consolidated Indebtedness would not exceed (1) 62% of Consolidated Capitalization at any time through and including June 30, 1997, and (2) 60% of Consolidated Capitalization at any time after June 30, 1997.

              Notwithstanding the foregoing, but subject to the last two sentences of this paragraph, any Indebtedness otherwise permitted under any of the foregoing Sections 5.26(f), (g) and (h) shall not be permitted unless at the time of the incurrence of such Indebtedness, and after giving PRO FORMA effect thereto, LGII and TLGI will be in compliance with Section 4.07 of the Indenture dated as of March 20, 1996, among LGII, TLGI and Fleet National Bank of Connecticut, as Trustee, relating to LGII's $500,000,000 Senior Guaranteed Notes, as such Indenture may be amended, modified, supplemented or waived from time to time. (The acquisition by TLGI or any of its Subsidiaries of a new Subsidiary which is obligated in respect of any Indebtedness shall be deemed for purposes of this Section to be the incurrence of such Indebtedness by such new Subsidiary on the date it becomes a Subsidiary of TLGI.) During any period of time that (i) the ratings assigned to the senior unsecured and unenhanced (other than, if applicable, pursuant to the Collateral Trust Agreement) long-term Indebtedness of TLGI by each of Standard & Poor's and Moody's (collectively, the "RATING AGENCIES") are no less than BBB- and Baa3, respectively (the "INVESTMENT GRADE RATINGS"), and (ii) no Default or Event of Default has occurred and is continuing, the restriction contained in the first sentence of this paragraph shall not be applicable. If one or both of the Rating Agencies withdraws its rating or downgrades its Investment Grade Rating, then thereafter the restriction contained in the first sentence of this paragraph shall be applicable on a prospective basis until both of the Rating Agencies thereafter assign Investment Grade Ratings to the senior unsecured and unenhanced (other than, if applicable, pursuant to the Collateral Trust Agreement) long-term Indebtedness of TLGI.

              The foregoing amendment to Section 5.26 of the Credit Agreement shall be retroactive to the date of the Credit Agreement, and any Default or Event of Default under Section 5.26 which would not have occurred if such amendment had been in effect on such date is hereby waived.

         (f) SCHEDULE 2 of the Credit Agreement is hereby amended by incorporating the following additional Note at the end thereof:

                   References to TLGI's long term senior unsecured and
              unenhanced debt shall mean such long term senior debt of TLGI which is unsecured and unenhanced other than, if applicable, pursuant to the Collateral Trust Agreement.

         (g) SCHEDULE 2A of this Amendment is hereby added to the Credit Agreement as SCHEDULE 2A thereto.

    Section 2. REAFFIRMATION OF GUARANTIES. The Credit Parties (a) consent to the terms and provisions of this Amendment provided for herein, (b) reaffirm their obligations under their respective Guaranties, and (c) confirm that their respective Guaranties remain in full force and effect with respect to the Credit Agreement notwithstanding the waiver and amendment provided for herein.

    Section 3. EFFECTIVENESS. This Amendment shall become effective only after the Agent shall have received one or more counterparts of this Amendment, in form and substance satisfactory to the Agent and its counsel, duly executed by the Credit Parties, the Agent and the Required Banks together with the following additional items:

         (i) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of each of TLGI and the Borrower of its board of director's resolutions authorizing the execution and performance of this Amendment; and

         (ii) supplementary incumbency certificates, if applicable executed by the Secretary or Assistant Secretary or other appropriate officer or director of each of TLGI and the Borrower, which shall identify by name and title and bear the signature of any officer of TLGI or the Borrower who was not shown on the incumbency certificates which were delivered in connection with the closing of the Credit Agreement and who executes this Amendment, upon which certificate the Agent, the Lenders and the L/C Issuer shall be entitled to rely until informed of any change in writing by TLGI or the Borrower, as applicable.

         (iii) Receipt by the Agent for the account of each Bank executing and delivering (including by facsimile) this Amendment to the Agent prior to 5:00 p.m. New York City time on November 26, 1996 or such later date as the Agent and the Borrower shall agree, of an amount equal to such Bank's Commitment, multiplied by 0.15% (a flat percentage, not a percentage per annum); and

         (iv) Receipt by the Agent of the amounts payable to the Agent pursuant to that certain letter agreement from the Agent to TLGI, dated as of the date hereof.

    Section 4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each of the Credit Parties hereby represents and warrants that as of the date of its execution of this Amendment and the date of its effectiveness, in each case after giving effect to the waiver and amendment provided for herein:

    (a)  There exists no Default or Event of Default under the Credit
Agreement;

    (b) The representations and warranties contained Article IV of the Credit Agreement are true and correct as of such dates, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

    (c) No default, unmatured default or similar event exists under any agreement, instrument or other document evidencing or related to Debt of any Credit Party or any Subsidiary thereof.

    Section 5. EFFECT. Except as otherwise expressly provided herein, the Credit Agreement shall continue in full force and effect and is hereby ratified and confirmed.

    Section 6. GOVERNING LAW. THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF GEORGIA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

    Section 7. SEVERABILITY. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

    Section 8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                             LOEWEN MANAGEMENT INVESTMENT
                             CORPORATION, IN ITS CAPACITY AS AGENT FOR
                             LOEWEN GROUP INTERNATIONAL, INC., AS
                             BORROWER


                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________

                             LOEWEN GROUP INTERNATIONAL, INC.,
                             AS GUARANTOR

                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________

                             THE LOEWEN GROUP INC.



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________








                             WACHOVIA BANK OF GEORGIA, N.A.,
                             INDIVIDUALLY AND AS AGENT



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             ROYAL BANK OF CANADA



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________

                             THE FIRST NATIONAL BANK OF CHICAGO



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             BANK OF MONTREAL,
                              NEW YORK BRANCH



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________


                             STAR BANK, N.A.



                             By:_______________________________________
                             Print Name:_______________________________
                             Title:____________________________________